UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As disclosed in our Proxy Statement for the 2010 Annual Meeting of Stockholders, the Compensation Committee of our Board of Directors (Compensation Committee) previously adopted an annual cap on awards granted under our 2009 Equity Incentive Plan for a three-year period, commencing in 2011. On May 5, 2010, the Compensation Committee of our Board of Directors revised this annual cap to begin in 2010, as follows:
The Compensation Committee adopted an annual cap on the number of options, restricted stock and restricted stock unit awards granted for each of the next three years, effective beginning January 1, 2010. During this period, we will not grant a number of shares subject to awards under our 2009 Equity Incentive Plan to employees and non-employee directors, in the aggregate, greater than the Risk Metrics Group (RMG) burn rate threshold percentage for our GICS peer group (3510-Health Care Equipment & Services) of shares of our common stock that we believe will be outstanding at the end of each year over such 3-year period. This would reflect limiting awards to no greater than the RMG 2010 threshold for 2010 which is 3.65%, the RMG 2011 threshold for 2011, the RMG 2012 threshold for 2012. This limitation does not apply to awards under plans assumed in acquisitions or issuances under tax-qualified employee stock purchase plans. Solely for the purposes of calculating the “burn rate,” each stock option will be counted once and each share subject to restricted stock or restricted stock unit will be counted twice (equivalent to two shares).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2010

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Gary D. Henley Gary D. Henley
President and Chief Executive Officer

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